Exhibit 99.1

For Immediate Release

TrueCar Reports First Quarter 2017 Financial Results

•	First quarter total revenue up 22% from a year ago to $75.8 million.

•	First quarter net loss of $(6.8) million, or $(0.08) per share, compared to net loss of $(11.7) million, or $(0.14) per share, in the first quarter of 2016.

•	First quarter Non-GAAP net loss(1) of $(0.7) million, or $(0.01) per share, compared to Non-GAAP net loss of $(5.5) million, or $(0.07) per share, in the first quarter of 2016.

•
First quarter Adjusted EBITDA(2) of $6.1 million, representing an Adjusted EBITDA margin of 8.0%, compared to Adjusted EBITDA of $1.1 million, representing an Adjusted EBITDA margin of 1.7%, in the first quarter of 2016.

•	Units(3) were 217,656 in the first quarter of 2017, up 24% from 174,982 in the first quarter of 2016.

•	Franchise dealer count(4) was 11,734 as of March 31, 2017, a record and an increase from 11,151 as of December 31, 2016.

•	Independent dealer count(5) was 2,716 as of March 31, 2017, a record and an increase from 2,597 as of December 31, 2016.

SANTA MONICA, Calif., May 9, 2017 – TrueCar, Inc. (NASDAQ: TRUE) today announced its financial results for the first quarter ended March 31, 2017.

Management Commentary

“After just completing our successful public offering, we are pleased with the financial results in the first quarter of fiscal 2017 and the momentum we are building as we head into the seasonally strongest part of our year,” said Mike Guthrie, Chief Financial Officer.

“Because our core business is healthy again, we are ready to pursue a bigger and broader strategy,” said Chip Perry, TrueCar’s President and CEO. Perry continued, “in addition to our market-leading Inventory and Pricing Solution, we are moving upstream into the Research and Discovery phase of the car buying journey, as well as downstream into the Transaction phase. Our Research and Discovery solution will start with unique content built around our core competency in pricing. Our experience will also focus on verified owner reviews. Finally, we are designing OEM showcases that will enable auto manufacturers to present their products to millions of shoppers in an ad-free experience. We believe this approach will simplify the car buying process for consumers and enable dealers and manufacturers to spend their marketing dollars more effectively. Downstream of us, TrueCar is about to

(1)	Non-GAAP net loss is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net loss below.

(2)	Adjusted EBITDA is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net loss below.

(3)
Units: We define units as the number of automobiles purchased by our users from TrueCar Certified Dealers through TrueCar.com and our mobile applications or the car buying sites and mobile applications we maintain for our affinity group marketing partners.

(4)
Franchise Dealer count: We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold by dealers in the TrueCar Certified Dealer network at their locations, and includes both single-location proprietorships as well as large consolidated dealer groups. Note that this number excludes Genesis franchises on our program as of March 31, 2017 due to Hyundai’s recent transition of Genesis to a stand-alone brand. In order to facilitate period over period comparisons, we have continued to count each Hyundai franchise that also has a Genesis franchise as one franchise dealer rather than two.

(5)
Independent Dealer count: We define independent dealer count as the number of dealers in the network of TrueCar Certified Dealers at the end of a given period that exclusively sell used vehicles and are not directly affiliated with a new car manufacturer. This number is calculated by counting each location individually, and includes both single-location proprietorships as well as large consolidated dealer groups.

launch a pilot with a large vehicle wholesaler to bring more transparency to the trade-in portion of the transaction.” Perry concluded, “all in all, I believe our end-to-end approach will enable TrueCar to build the most comprehensive and accountable marketplace in the automotive industry.”

First Quarter 2017 Financial Highlights

•	Total revenue of $75.8 million.

•	Net loss of $(6.8) million, or $(0.08) per basic and diluted share, compared to a net loss of $(11.7) million, or $(0.14) per basic and diluted share, in the first quarter of 2016.

•	Non-GAAP net loss of $(0.7) million, or $(0.01) per basic and diluted share, compared to Non-GAAP net loss of $(5.5) million, or $(0.07) per basic and diluted share, in the first quarter of 2016.

•
Adjusted EBITDA of $6.1 million, representing an Adjusted EBITDA margin of 8.0%, compared to Adjusted EBITDA of $1.1 million, representing an Adjusted EBITDA margin of 1.7%, in the first quarter of 2016.

Key Operating Metrics

•	Average monthly unique visitors(6) increased 10% to 7.3 million in the first quarter of 2017, up from 6.7 million in the first quarter of 2016.

•	Units were 217,656 in the first quarter of 2017, up 24% from 174,982 in the first quarter of 2016.

•	Monetization(7) was $324 during the first quarter of 2017, compared to $328 during the first quarter of 2016.

•	Franchise dealer count was 11,734 as of March 31, 2017, a record and an increase from 11,151 as of December 31, 2016.

•	Independent dealer count was 2,716 as of March 31, 2017, a record and an increase from 2,597 as of December 31, 2017.

Business Outlook

TrueCar’s guidance for the second quarter ending June 30, 2017 is as follows:

•	Units are expected to be in the range of 235,000 to 240,000.

•	Revenues are expected to be in the range of $79.0 million to $81.0 million.

•	Adjusted EBITDA is expected to be in the range of $6.0 million to $7.0 million.(8)

Guidance for the full year ending December 31, 2017 is as follows:

•	Units are expected to be in the range of 950,000 to 960,000.

•	Revenues are expected to be in the range of $322.0 million to $327.0 million.

•	Adjusted EBITDA is expected to be in the range of $23.0 million to $26.0 million.(8)

(6)
Average monthly unique visitors: We define a monthly unique visitor as an individual who has visited our website, our landing page on our affinity group marketing partner sites, or our mobile applications within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in that period.

(7)	Monetization: We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our transaction revenue in a given period by the number of units in that period.

(8)
We are unable to provide reconciliations of forward-looking Adjusted EBITDA without unreasonable effort because we are unable to provide a forward-looking estimate of certain reconciling items between GAAP net loss and Adjusted EBITDA due to uncertainty regarding, and the potential variability of, stock-based compensation due to timing, valuation and number of future employee awards, warrant expense due to achievement of minimum performance milestones based on the level of vehicle sales and certain litigation costs due to timing, status, and cost of litigation, both of which may have a significant impact on GAAP results.

Conference Call Information

Members of TrueCar management will host a conference call today, May 9, 2017, to discuss the first quarter results at 4:30 p.m. Eastern Time. To participate, domestic callers should dial 1-877-407-0789 and international callers should dial 1-201-689-8562. In addition, a live webcast of the call will be accessible through the Investor Relations section of TrueCar’s website at ir.true.com and will be archived online for 90 days upon completion of the conference call. A replay of the call will also be available the same day from 7:30 p.m. until 11:59 p.m. Eastern Time, on Tuesday, May 23, 2017, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay pin number: 13646114.  TrueCar has used, and intends to continue to use, its Investor Relations website (ir.true.com), Twitter (@TrueCar), and Facebook (www.facebook.com/TrueCar), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding TrueCar’s future growth potential and opportunities, outlook for the second quarter and full year 2017, planned product offerings, including research and discovery, and vehicle trade-in offerings, and future financial results, including expectations regarding future revenue and adjusted EBITDA, business strategy, plans and objectives are forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that may prove incorrect, any of which could cause TrueCar’s results to differ materially from those expressed or implied by such forward-looking statements. Among the risks and uncertainties that could cause TrueCar’s results to differ materially from those expressed or implied by such forward-looking statements include: the ability to maintain and improve our relationship with, and perception among, car dealerships and grow our network of Certified Dealers, on an overall basis, among dealers representing high volume brands and in important geographies; dependence upon affinity group marketing partners, especially USAA; compliance with U.S. federal and state laws and regulations directly or indirectly applicable to TrueCar's business; the ability to scale and compete effectively in an increasingly competitive market and to grow and enhance TrueCar's brand; the successful improvement of TrueCar's technology infrastructure; macro-economic issues that affect the automobile industry; the ability to attract, retain, and integrate qualified personnel, including recently hired members of management and the hiring of additional personnel in our technology and dealer teams; the ability to successfully resolve litigation to which TrueCar is subject; and other risks and uncertainties described more fully under the heading “Risk Factors” in TrueCar’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 to be filed with the Securities and Exchange Commission. Moreover, TrueCar operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for TrueCar management to predict all risks, nor can management assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements TrueCar may make. All forward-looking statements in this press release are based on information available to TrueCar's management as of the date hereof, and except as required by law, management assumes no obligation to update these forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

This earnings release includes the following Non-GAAP financial measures; Adjusted EBITDA, Non-GAAP net loss, and Non-GAAP net loss per share. We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, depreciation and amortization, stock-based compensation, certain litigation costs, lease exit costs, and income taxes. We define Non-GAAP net loss as net loss adjusted to exclude stock-based compensation, certain litigation costs, and lease exit costs. We have provided below a reconciliation of each of Adjusted EBITDA and Non-GAAP net loss to net loss, the most directly comparable GAAP financial measure. Neither Adjusted EBITDA nor Non-GAAP net loss should be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
We use Adjusted EBITDA and non-GAAP net loss as operating performance measures as each is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA and Non-GAAP net loss facilitates operating performance comparisons on a period-to-period basis because these measures exclude variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA, Non-GAAP net loss and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities.
Our use of each of Adjusted EBITDA and Non-GAAP net loss has limitations as an analytical tool, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;

•	neither Adjusted EBITDA nor Non-GAAP net loss reflects changes in, or cash requirements for, our working capital needs;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;

•	neither Adjusted EBITDA nor Non-GAAP net loss reflects the costs to advance our claims in respect of certain litigation or the costs to defend ourselves in various complaints filed against us;

•	neither Adjusted EBITDA nor Non-GAAP net loss reflects the lease exit costs associated with consolidation of the Company's office locations in Santa Monica, California;

•	neither Adjusted EBITDA nor Non-GAAP net loss consider the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and

•	other companies, including companies in our own industry, may calculate Adjusted EBITDA and Non-GAAP net loss differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP net loss alongside other financial performance measures, including our net loss, our other GAAP results, and various cash flow metrics. In addition, in evaluating Adjusted EBITDA and Non-GAAP net loss, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and Non-GAAP net loss and you should not infer from our presentation of Adjusted EBITDA and Non-GAAP net loss that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar, Inc. (NASDAQ: TRUE) is a digital automotive marketplace that provides comprehensive pricing transparency about what other people paid for their cars and enables consumers to engage with TrueCar Certified Dealers who are committed to providing a superior purchase experience. TrueCar operates its own branded site and its nationwide network of more than 14,000 Certified Dealers, and also powers car-buying programs for some of the largest U.S. membership and service organizations, including USAA, AARP, American Express, AAA and Sam's Club. Over one-half of all new car buyers engage with the TrueCar network during their purchasing process. TrueCar is headquartered in Santa Monica, California, with offices in San Francisco and Austin, Texas. For more information, go to www.truecar.com. Follow TrueCar on Facebook or Twitter.

Investor/Media Contact:
Alison Sternberg
Vice President, Investor Relations and Communications
424-258-8771
asternberg@true.com

TRUECAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues	$75,757	$61,860
Costs and operating expenses:
Cost of revenue	6,392	6,225
Sales and marketing	42,182	32,111
Technology and development	13,629	13,140
General and administrative	13,628	15,496
Depreciation and amortization	6,084	5,904
Total costs and operating expenses	81,915	72,876
Loss from operations	(6,158)	(11,016)
Interest income	133	93
Interest expense	(649)	(608)
Loss before provision for income taxes	(6,674)	(11,531)
Provision for income taxes	121	136
Net loss	$(6,795)	$(11,667)
Net loss per share:
Basic and diluted	$(0.08)	$(0.14)
Weighted average common shares outstanding, basic and diluted	86,783	83,462

TRUECAR, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$114,518	$107,721
Accounts receivable, net	35,862	36,867
Prepaid expenses	7,200	6,044
Other current assets	8,946	2,278
Total current assets	166,526	152,910
Property and equipment, net	68,542	66,941
Goodwill	53,270	53,270
Intangible assets, net	18,809	19,774
Other assets	1,679	1,553
Total assets	$308,826	$294,448
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,617	$13,827
Accrued employee expenses	17,379	8,951
Accrued expenses and other current liabilities	14,762	12,583
Total current liabilities	42,758	35,361
Deferred tax liabilities	3,101	2,994
Lease financing obligations, net of current portion	28,995	28,833
Other liabilities	2,405	2,679
Total liabilities	77,259	69,867
Stockholders’ Equity
Common stock	9	9
Additional paid-in capital	556,588	542,807
Accumulated deficit	(325,030)	(318,235)
Total stockholders’ equity	231,567	224,581
Total liabilities and stockholders’ equity	$308,826	$294,448

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
 (In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net loss	$(6,795)	$(11,667)
Non-GAAP adjustments:
Interest income	(133)	(93)
Interest expense	649	608
Depreciation and amortization	6,084	5,904
Stock-based compensation	5,907	5,892
Certain litigation costs (1)	350	272
Lease exit costs (2)	(133)	—
Provision for income taxes	121	136
Adjusted EBITDA	$6,050	$1,052

(1)
The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers and the California New Car Dealers Association against TrueCar, and securities and consumer class action lawsuits. We believe the exclusion of these costs is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters. We expect the cost of defending these claims to continue to be significant pending resolution.

(2)
Represents updated estimates to our lease termination costs associated with the consolidation of the Company's office locations in Santa Monica, California in December 2015. We believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP NET LOSS
 (In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net loss	$(6,795)	$(11,667)
Non-GAAP adjustments:
Stock-based compensation	5,907	5,892
Certain litigation costs (1)	350	272
Lease exit charges (2)	(133)	—
Non-GAAP net loss (3)	$(671)	$(5,503)

Non-GAAP net loss:
Basic	$(0.01)	$(0.07)
Diluted	$(0.01)	$(0.07)

Weighted average common shares outstanding:
Basic	86,783	83,462
Diluted	86,783	83,462

(1)
The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers and the California New Car Dealers Association against TrueCar, and securities and consumer class action lawsuits. We believe the exclusion of these costs is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters. We expect the cost of defending these claims to continue to be significant pending resolution.

(2)
Represents updated estimates to our lease termination costs associated with the consolidation of the Company's office locations in Santa Monica, California in December 2015. We believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

(3)
There is no income tax impact related to the adjustments made to calculate Non-GAAP net loss because of our available net operating loss carryforwards and the full valuation allowance recorded against our net deferred tax assets at March 31, 2017 and March 31, 2016.